Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for Transact Energy Corp., of our report dated December 22, 2006, relating to the September 30, 2006 financial statements of Transact Energy Corp., which appears in such Prospectus.  We also consent to the reference to us under the heading "Experts".

/s/Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah

December 27, 2006